Prepared by and return to:

Michael D. Lyons, Esq.

Lyons and Smith, P.A.

1230 NW 7th Street

Miami, FL 33125-3702

305-324-1100

File Number: 12199

[Space Above This Line For Recording Data]

THIS IS A BALLOON MORTGAGE AND THE FINAL PRINCIPAL PAYMENT OR THE PRINCIPAL BALANCE DUE UPON MATURITY IS $1,000,000.00, TOGETHER WITH ACCRUED INTEREST, IF ANY, AND ALL ADVANCEMENTS MADE BY THE MORTGAGEE UNDER THE TERMS OF THIS MORTGAGE.

MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE AND SECURITY AGREEMENT (the "Mortgage"), made November 29, 2012 , between Net Talk.Com, Inc., a Florida corporation (the "Mortgagor") as mortgagor and debtor, whose address is 1080 NW 163 Drive, Miami, FL 33169, and 1080 NW 163 DRIVE, LLC, a Florida Limited Liability Company, (the "Mortgagee") as mortgagee and secured party, whose address is 1541 Sunset Drive - Suite 302, South Miami, FL 33143.

ARTICLE I

DEFINITIONS, HEADINGS, RULES OF CONSTRUCTION AND SECURITY AGREEMENT

1.1.          Definitions. As used in this Mortgage and in the exhibits attached hereto, the following terms shall have the following meanings herein specified, such definition to be applicable equally to the singular and plural forms of such terms:

(a)          Default Rate: The Default Rate as defined in the Note.

(b)          Environmental Law: Any law, enactment, statute, code, ordinance, order, rule, regulation, judgment, decree, writ, injunction, franchise, permit, certificate, license, authorization, or other direction or requirement of any Governmental Authority, as same may be amended from time to time, whether now in existence or established or hereafter enacted, promulgated, adopted, entered or issued, both within and outside the present contemplation of the parties hereto, relating to pollution or protection of the environment, including but not limited to (I) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA), 42 U.S.C. § 9601-9657, (ii) the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, (iii) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901-6987, (iv) the Florida Resource Recovery and Management Act, Fla. Stat. § 403.702-403.7893, (v) the Pollutant Spill Prevention and Control Act, Fla. Stat. § 376.011-376.21, (vii) any common law of nuisance or trespass, (viii) any law, rule or regulation relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or chemicals, or industrial, toxic or other Hazardous Substance or waste into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), and (ix) any law otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemicals or industrial, toxic or other Hazardous Substances or wastes, and (x) any other designations as toxins, pollutants or contaminants by any other Governmental Authority (including, without limitation, the United States Environmental Protection Agency).

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(c)          Events of Default: Those Events described hereinafter and in the Note secured hereby, if this mortgage secures a note.

(d)          Fixtures: All goods now or hereafter incorporated into any structure now or hereafter erected upon or under the Land, in the event of lumber, bricks, tile, cement, glass, metalwork, elevators, electrical systems, plumbing system, air conditional and heating systems, mechanical systems and the like whether or not permanently affixed, which, to the fullest extent permitted by applicable law in effect from time to time, shall be deemed fixtures and part of the Land.

(e)          Future Advances: Any loan of money from Mortgagee to Mortgagor made within twenty (20) years from the date hereof. The total amount of such loan or loans may decrease or increase from time to time, but the total unpaid aggregate balance secured by this Mortgage at any one time, shall not exceed two times the original principal amount of the loan secured hereby, plus interest thereon, and any disbursements made for the payment of the Impositions (whether taxes, levies or otherwise), insurance or other liens on the Mortgage Property, with interest on such disbursements. The Mortgagee has no obligation, whatsoever, to make a Future Advance.

(f)           Governmental Authority: Any (domestic or foreign) federal, state, county, municipal or other governmental department, entity, authority, commission, board, bureau, court, agency or any instrumentality of any of them.

(g)          Governmental Requirement: Any law, enactment, statute, code, ordinance, order, rule, regulation, judgment, decree, writ, injunction, franchise, permit, certificate, license, authorization, or other direction or requirement of any Governmental Authority now existing or hereafter enacted, adopted, promulgated, entered, or issued applicable to Mortgagee, Mortgagor or the Mortgaged Property, including, without limitation, any Environmental Law.

(h)          Guarantor: Jointly and severally and any Persons now or hereafter guarantying the Obligations or any part thereof (collectively referred to as the "Guarantor").

(i)           Guaranty: Any guaranty of payment, performance or completion executed by any Guarantor in favor of Mortgagee with respect to the Obligations. In the event this mortgage is given for purposes of securing a guaranty or obligation other than a Note, then when the context permits, the term "Note" shall be extended to include a Guaranty or other obligation given by Mortgagor to Mortgagee.

(j)           Hazardous Substances: Any hazardous, toxic or dangerous waste, substance or material including, but not limited to, any elements or compounds which are now or hereafter (i) identified in § 101(14) of the CERCLA, 42 U.S.C. § 9601(14), and as set forth in 40 C.F.R. § 302, as the same may be amended from time to time, (ii) determined to be toxic, a pollutant or contaminant, under any Environmental Law, (iii) contained in the list of hazardous substances adopted by the United States Environmental Protection Agency, (iv) defined as "petroleum" and "petroleum products" as defined in Fla. Stat. §376.301, as same may be amended from time to time, and for (v) asbestos, radon, polychlorinated biphenyls and such other elements, compounds, materials, substances or waste, which are otherwise dangerous, hazardous, harmful or deleterious to human or animal health or safety, or the environment.

(k)          Impositions: All (i) real estate and personal property taxes and other taxes and assessments, public or private; utility rates and charges including those for water and sewer; all other governmental and non-governmental charges and any interest or costs or penalties with respect to any of the foregoing; and charges for any public improvement, easement or agreement maintain for the benefit of or involving the Mortgaged Property, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever that at any time prior to or after the execution of this Mortgage may be assessed, levied or imposed upon the Mortgaged Property or the Rent or income received therefrom, or any use or occupancy thereof, (ii) other taxes, assessments, fees and governmental and non-governmental charges levied, imposed or assessed upon or against Mortgagor or charges levied, imposed or assessed upon or against Mortgagor or any of its properties, and (iii) taxes levied or assessed upon this Mortgage, the Note, and the other Obligations or any of them.

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(l)           Improvements: All buildings, structures, appurtenances and improvements, including all additions thereto and replacements and extensions thereof, now constructed or hereafter to be constructed under, on or above the Land, which term includes any part thereof.

(m)         Junior Mortgage: Any mortgage permitted by Mortgagee which now or hereafter encumbers all or any portion of the Mortgaged Property and which is junior or subordinate to the lien of this Mortgage, which term shall collectively refer to all such mortgages and the note or notes secured thereby.

(n)          Land: The real property described on Exhibit "A" attached hereto and made a part hereof, together with all rights, privileges, tenements, hereditaments, rights of way, easements, appendages, projections, appurtenances, water rights, including riparian and littoral rights, streets, ways, alleys and strips and gores of land now or hereafter in any way belonging, adjoining, crossing or pertaining to the Land.

(o)          Leases: Any and all leases, subleases, licenses, concessions or granted of other possessory interests, together with the security therefor, now or hereafter in force, oral or written, covering or affecting the Mortgaged Property or any part thereof.

(p)          Loan: $1,000,000.00, as evidenced by the Note.

(q)          Loan Commitment: The loan commitment, if any, given by Mortgagee to Mortgagor, the terms of which are incorporated herein by reference.

(r)           Loan Documents: Any document or instrument executed, submitted or to be submitted by Mortgagor or others in connection with the Loan, including, but not limited to the (i) Note, (ii) Mortgage, (iii) the Loan Commitment, (iv) Guaranty, (v) Financing Statements and (vi) any other document or instrument executed in connection with the Loan.

(s)          Mortgaged Property: The Land, Improvements, Fixtures, Leases, Rents, Antennas, Wiring, and Personal Property (as defined herein) together with:

  (i)          All judgments, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the Mortgaged Property or any part thereof under the power of eminent domain, or by agreement in lieu thereof, or for any damage thereto caused by any governmental action (whether by such taking or otherwise), such as without limitation, any aware for change of grade of streets;

  (ii)         All judgments, awards and settlements hereafter made, and all insurance proceeds hereafter paid for any damage to the Mortgaged Property, and all unearned insurance premiums on any insurance policies maintained by the Mortgagor pursuant to this Mortgage;

  (iii)        All awards and refunds hereafter made with respect to any Imposition; and

  (iv)        The estate, right, title, interest, privilege, claim or demand whatsoever of Mortgagor, now or hereafter either at law or in equity, in and to the Mortgaged Property.

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The term Mortgaged Property includes any part of the foregoing property described as Mortgaged Property, and all proceeds, products, replacements, improvements, betterments, extensions, additions, substitutions, renewals, accessories and appurtenances thereto and thereof.

(t)           Mortgagee: 1080 NW 163 DRIVE, LLC, a Florida Limited Liability Company

(u)          Mortgagor: Net Talk.Com, Inc., a Florida corporation

(v)          Note: The promissory note dated of even date herewith from Borrower in favor of Mortgagee, in the amount of $1,000,000.00, and by this reference made a part hereof to the same extent as though set out in full herein, and any other note given to Mortgagee evidencing a Future Advance as any of said notes from time to time hereafter be modified, amended or extended or renewed.

(w)         Obligations:

  (i)          Any and all of the indebtedness, liabilities, covenants, promises, agreements, terms, conditions and other obligations of every nature whatsoever, whether joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, of Mortgagor and Guarantor, or any of them, to Mortgagee, evidenced by, secured by, under and as set forth in the Note, this Mortgage, the Guaranty, or the other Loan Documents:

  (ii)         Any and all other indebtedness, liabilities and obligations of every nature whatsoever (whether or not otherwise secured or to be secured) of Mortgagor (whether as maker, endorser, surety, guarantor or otherwise) to Mortgagee or any of Mortgagee's affiliates, whether now existing or hereafter created or arising or now owned or howsoever hereafter acquired by Mortgagee or any of the Mortgagee's affiliates, whether such indebtedness, liabilities and obligations are or will be joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, matured or unmatured, including but not limited to, any letter of credit issued by Mortgagee for the account of Mortgagor; together with all expenses, attorneys' fees, paralegals' fees and legal assistants' fees incurred by Mortgagee in the preparation, execution, perfection or enforcement of any document relating to any of the foregoing; and

  (iii)        Any and all future advances.

(x)          Permitted Title Exceptions: Those matters, if any, described in Schedule B to the Title Insurance Policy insuring Mortgagee's interest in this Mortgage.

(y)          Person: Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government, or agency or political subdivision thereof, or any other form of entity.

(z)           Personal Property: All of the following property of Mortgagor whether now owned or existing, or hereafter acquired or arising, whether located in, on, pertaining to, used or intended to be used in connection with or resulting or created from the ownership, development, or management of the Land;

  (i)          All Improvements, including but not limited to the antennas, racks, wiring, connections and component systems (to the extent same are not deemed to be real property) and landscaping;

  (ii)         All Fixtures (to the extent same are not deemed to be real property) and goods to become Fixtures;

  (iii)        All Leases and Rents (to the extent same are not deemed to be real property);

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  (iv)        All Judgments, awards of damages and settlement from any condemnation or eminent domain proceedings regarding the Land, the Improvements or any of the Mortgaged Property;

  (v)         All insurance policies required by this Mortgage, the unearned premiums therefor and all loss proceeds thereof;

  (vi)        All (a) contracts directly related to mortgaged property such as management contracts, construction contracts, architectural contracts, service contracts, engineering contracts, advertising contracts, contracts for purchase and sale of any of the Mortgage Property, purchase orders, equipment leases; (b) monies in escrow accounts, reservation agreements, prepaid expenses, deposits and down payments with respect to the sale or rental of any of the Mortgaged Property; (c) options and agreements with respect to additional real property for use or development of the Mortgaged Property, and (d) end-loan commitments, abstracts of title, all brochures, advertising materials, condominium documents and prospectuses directly related to the Mortgaged Property; and

  (vii)       All proceeds, products, replacements, additions, betterments, extensions, improvements, substitutions, renewals and accessions of any and all of the foregoing.

(aa)        Rents: All of the rents, royalties, issues, revenues, income, profits, security deposits and other benefits whether past due, or now or hereafter arising from the Mortgaged Property and the occupancy, use and enjoyment thereof.

1.2           Rules of Construction: The use of any gender shall include all other genders. The singular shall include the plural and the plural shall include the singular. The word "or" is not exclusive and the use of the word "and" may be conjunctive or disjunctive in the sole and absolute discretion of Mortgagee. The captions of Articles, Sections and Subsections of this Mortgage are for convenient references only, and shall not affect the construction or interpretation of any of the terms and provisions set forth herein.

1.3           Security Agreement: This Mortgage constitutes a "Security Agreement" within the meaning of and shall create a security interest under the Uniform Commercial Code Secured Transactions as adopted by the State of Florida, with respect to the fixtures, leases, rents and Personal Property. A carbon, photographic or other reproduction of this Mortgage, or of any financing statement shall be sufficient as a financing statement. The debtor's address and the secured party's address is set forth in the introduction to this Mortgage.

ARTICLE II

GRANT

2.1           Grant: For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, and to secure the payment, observance, performance and discharge of the Obligations, Mortgagor does by these presents give, transfer, grant, bargain, sell, alien, remise, release, assign, mortgage, hypothecate, deposit, pledge, set over, confirm, convey and warrant unto Mortgagee all estate, right, title and interest of Mortgagor in and to the Mortgaged Property, whether now owned or held or hereafter acquired by Mortgagor, subject, however, to the Permitted Title Exceptions, to have and to hold the Mortgaged Property unto Mortgagee, its successors and assigns forever.

2.2           Condition of Grant: Subject to the provisions of this Mortgage, the condition of these presents is such that if Mortgagor shall pay, observe, perform and discharge the Obligations, or cause same to be paid, observed, performed and discharged in strict accordance with the terms thereof, then this Mortgage and the estates, interests, rights and assignments granted hereby shall be null and void, but otherwise shall remain in full force and effect.

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2.3           Subrogation: The Mortgagee is hereby subrogated to the claims and liens of all parties whose claims or liens are fully or partially discharged or paid with the proceeds of the indebtedness secured by this Mortgage notwithstanding that such claims or liens may have been cancelled and satisfied of record.

2.4           Lien Priority: The lien of this Mortgage shall be a FIRST LIEN against the Mortgaged Property.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties: Mortgagor hereby represents and warrants to Mortgagee as follows:

(A)         Good Standing. Mortgagor has the power and authority to own its property and to carry on its business in each jurisdiction in which Mortgagor does business.

(B)          Authority and Compliance. Mortgagor has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Mortgagor. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Mortgagor is in compliance with all laws and regulatory requirements to which it is subject.

(C)          Binding Agreement. This Agreement and the other Loan Documents executed by Mortgagor constitute valid and legally binding obligations of Mortgagor, enforceable in accordance with their terms.

(D)         Litigation. There is no proceeding involving Mortgagor pending or, to the knowledge of Mortgagor, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Mortgagee in writing and acknowledged by Mortgagee prior to the date of this Agreement.

(E)          No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Mortgagor and no provision of any existing agreement, mortgage, indenture or contract binding on Mortgagor or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

(F)          Ownership of Assets. Mortgagor has good title to the Mortgaged Property, and its assets are free and clear of liens, except those granted to Mortgagee and as disclosed to Mortgagee in writing prior to the date of this Agreement.

(G)          Impositions. All impositions due and payable by Mortgagor have been paid or are being contested in good faith by appropriate proceedings.

(H)          Financial Statements. The financial statements of Mortgagor, if any, heretofore delivered to Mortgagee have been prepared in accordance with Generally Accepted Account Procedures applied on a consistent basis throughout the period involved and fairly present Mortgagor's financial condition as of the date or dates thereof, and there has been no material adverse change in Mortgagor's financial condition or operations. All factual information furnished by Mortgagor to Mortgagee in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Mortgagee and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

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(I)           Environmental. The conduct of Mortgagor's business operations and the condition of Mortgagor's property does not and, except as disclosed to Mortgagee in writing and acknowledged by Mortgagee prior to the date of this Agreement, will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

(J)           Homestead. The Mortgaged Property does not constitute the homestead or principal dwelling of the Mortgagor or the Mortgagor’s Principals, and the Borrower and the Borrower’s Principals have no intent to make the Mortgaged Property their principal dwelling or homestead.

ARTICLE IV

AFFIRMATIVE COVENANTS

4.1           Payment and Performance: Mortgagor shall promptly pay and punctually perform, or shall cause to be promptly paid and punctually performed, all of the Obligations as and when due and payable.

4.2           Existence: Mortgagor shall preserve and keep in full force and effect it's existence, rights, franchises, trade names and qualification to transact business in the State of Florida.

4.3           Compliance with Laws: Mortgagor shall promptly and faithfully comply with, conform to and obey all Governmental Requirements and the rules and regulations now existing or hereafter adopted by every governmental authority, having jurisdiction, or similar body exercising similar functions, that may be applicable to Mortgage or to the Mortgaged Property or to the use or manner of use, occupancy, possession, operation, maintenance, alterations, repair or reconstruction of the Mortgaged Property, whether or not such Governmental Requirement or rule or regulation shall necessitate structural changes or improvements or interfere with the use or enjoyment of the Mortgaged Property.

4.4           Impositions:

(A)         Mortgagor shall pay all Impositions on the Mortgaged Property and all taxes levied or assessed upon this Mortgage, the Note and the Obligations, or any of them. In the event of the passage, after the date of this Mortgage, of any law (i) making it illegal for the Mortgagor to pay the whole or any part of the Impositions, or charges or liens herein required to be paid by Mortgagor, or (ii) rendering the payment by Mortgagor of any and all taxes levied or assessed upon this Mortgage, the Note, or the Obligations or the interest in the Mortgage Property represented by this Mortgage unlawful, or (iii) rendering the covenants for the payment of the matters set forth in Subparts (i) and (ii) of this Subsection legally inoperative, the Mortgagor shall pay, upon demand, the entire unpaid Obligations notwithstanding anything in the Note, this Mortgage or the other Loan Documents to the contrary.

(B)         Mortgagor shall pay all ad valorem taxes on the Mortgaged Property on or before December 1st of each year in which they become a lien on the Mortgaged Property, and shall deliver to Mortgagee tax receipts evidencing said payment on or before December 31st of each year. Mortgagor shall also deliver to Mortgagee receipts evidencing the payment of all other Impositions within thirty (30) days after same become due and payable or before same shall become delinquent, whichever is sooner.

4.5           Insurance:

(A)         The Mortgagor shall obtain, maintain and keep in full force and effect during the term of this Mortgage, with all premiums paid thereon, and without notice or demand, the following insurance with respect to the Mortgaged Property:

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  (i)          All-Risk (Special) Hazard Insurance ("All Risk Hazard Insurance") reflecting coverage in such amounts as Mortgagee may require, but in no event less than 100% of the full replacement cost of the Mortgaged Property that includes: (a) a mortgage endorsement naming the Mortgagee as mortgagee and loss payee, which endorsement shall provide that the mortgagee's coverage will not be invalidated by a foreclosure or the acquisition of the Mortgaged Property by a deed in lieu thereof, a change in ownership of the Mortgaged Property, a more hazardous use of the Mortgaged Property or a loss caused by the neglect of the owner of the Mortgaged Property, provided that the mortgagee pays any premium demanded should the owner of the Mortgaged Property fail to do so; the aforesaid mortgage endorsement (which creates a separate agreement between the insurance company and the mortgagee) shall also specifically cover and apply to that portion of the Mortgaged Property constituting Personal Property; (b) a replacement cost endorsement, (c) a stipulated value/agreed amount endorsement, (d) sprinkler leakage coverage, if applicable, (e) vandalism and malicious mischief coverage, and (f) flood insurance, if the Mortgaged Property is in a designated flood plain area. Such policy shall provide that any and all loss payments thereunder be payable to Mortgagee alone and not jointly with Mortgagor. In addition, consequential and resulting losses from an insured peril shall also be covered.

  (ii)         General Comprehensive Public Liability Insurance ("Liability Insurance") against claims for bodily injury, death and property damage, occurring in, on or about the Mortgaged Property, in such amounts as may be reasonably required by Mortgagee, but in no event less than $1,000,000 per person/$3,000,000 per incident for bodily injury or death. Such policy shall include an additional insured endorsement naming the Mortgagee. The Mortgagor's general contract (if applicable) shall also carry the aforesaid insurance coverage;

  (iii)        Insurance in such amounts and against such other casualties as may from time to time be reasonably required by Mortgagee ("Other Insurance").

(B)         All policies of insurance required hereunder shall: (i) be written by carriers which are licensed or authorized to transact business in the State of Florida, and are rated "A" or higher, Class XII or higher, according to the latest published Best's Key Rating Guide and which shall be otherwise acceptable to Mortgagee in all other respects, (ii) provide that the Mortgagee shall receive thirty (30) days' prior written notice form the insurer before a cancellation, modification, material change or non-renewal of the policy becomes effective, (iii) be written with a deductible provision reasonably acceptable to Lender, and (iv) be otherwise satisfactory to Mortgagee.

(C)         At all times during the term of this Mortgage, Mortgagor shall have delivered to Mortgagee the original (or a certified copy) of all policies of insurance required hereby, together with receipts of other evidence that the premiums therefor have been paid.

(D)         Not less than thirty (30) days prior to the expiration date of any insurance policy, Mortgagor shall deliver to Mortgagee the original (or certified copy) or the original certificate, as applicable, of each renewal policy, together with receipts or other evidence that the premiums therefor have been paid.

(E)          The delivery of any insurance policy and any renewals thereof, shall constitute an assignment thereof to Mortgagee, and Mortgagor hereby grants to Mortgagee a security interest in all such policies, in all proceeds thereof and in all unearned premiums therefor.

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4.6           Tax and Insurance Escrow: If required by Mortgagee, Mortgagor shall pay to Mortgagee on the payment date of installments of interest as provided in the Note, together with and in addition to such installments of interest, an installment of the Impositions and insurance premiums for such insurance as is required hereunder, next due on the Mortgaged Property in an amount sufficient, as reasonably estimated by Mortgagee, to accumulate the sum required to pay such Impositions and insurance next due, as applicable, thirty (30) days prior to the due date hereof. Amounts held hereunder shall not be, nor be deemed to be, trust funds, but may be commingled with the general funds of Mortgagee, and no interest shall be payable with respect thereto. Upon demand of Mortgagee, Mortgagor shall deliver to Mortgagee, within ten (10) days after such demand, such additional money as is necessary to make up any deficiencies in the amounts necessary to enable Mortgagee to pay such Impositions and insurance premiums when due. In case of an Event of Default, Mortgagee may apply any amount under this Section remaining to Mortgagor's credit to the reduction of the Obligation at such times and in such manner as Mortgagee shall determine.

4.7           Repair: Mortgagor shall keep the Mortgaged Property in good order and condition and make all necessary or appropriate repairs and replacements thereof and betterments and improvements thereto, ordinary and extraordinary, foreseen and unforeseen, and use its best efforts to prevent any act that might impair the value or usefulness of the Mortgaged Property.

4.8.          Restoration Following Casualty:

(A)         If all or any part of the Mortgaged Property shall be damaged or destroyed by a casualty covered by insurance, Mortgagor shall immediately give written notice thereto to Mortgagee, and the appropriate insurer, and Mortgagee is authorized and empowered (but not obligated or required) to make proof of loss and to settle, adjust or compromise Mortgagee's claims for loss, damage or destruction under any policies of insurance required under this Mortgage. All proceeds of insurance shall be paid to Mortgagee and shall be applied first to the payment of all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Mortgagee in obtaining such proceeds, and second, at the option of Mortgagee, either to the payment of the Obligations whether or not due, in such order as Mortgagee may elect, or to the restoration, repair or replacement of the Mortgaged Property. If Mortgagee elects to apply the insurance proceeds to the restoration, repair ore replacement of the Mortgaged Property, such proceeds shall be disbursed to Mortgagor as work progresses pursuant to a construction and disbursing agreement in form and content satisfactory to Mortgagee in its sole discretion, and Mortgagor shall promptly and diligently, regardless of whether there shall be sufficient insurance proceeds therefore, restore, repair and rebuild the Mortgaged Property to the equivalent of its condition immediately prior to the casualty. During the period of restoration and repair, Mortgagor shall continue to duly and promptly pay, perform, observe and comply with all of the Obligations. The election by Mortgagee to apply the insurance proceeds to the restoration, repair or replacement of the Mortgaged Property shall not affect the lien of this Mortgage or affect or reduce the Obligations.

(B)          If all or any of the Mortgaged Property shall be damaged or destroyed by a casualty not covered by insurance or, if so covered the insurer fails or refuses to pay the claim within thirty (30) days following the filing thereof, Mortgagor shall immediately give written notice thereof to Mortgagee, and Mortgagor shall promptly and diligently, at Mortgagor's sole cost and expense, restore, repair and rebuild the Mortgaged Property to the equivalent of its condition immediately prior to the casualty. During the period of restoration and repair, Mortgagor shall continue to duly and promptly pay, perform, observe and comply with all of the Obligations.

(C)          If any work required to be performed under Subsections (A) or (B) above, or both, shall involve an estimated expenditure of more than $10,000.00, no such work shall be undertaken until plans and specifications therefor, prepared by an architect satisfactory to Mortgagee, have been submitted to and approved by Mortgagee.

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4.9           Condemnation:

(A)         Mortgagor shall immediately notify Mortgagee upon obtaining any knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property or any part thereof.

(B)          If all or any part of the Mortgaged Property shall be damaged or taken through condemnation (which term when used in this Mortgage shall include any damage or taking by any Governmental Authority and any transfer by private sale in lieu thereof, either temporarily or permanently), Mortgagee at it's option may declare all of the unpaid Obligations to be immediately due and payable, and upon ten (10) days written notice from Mortgagee to Mortgagor all such Obligations shall immediately become due and payable as fully and to the same effect as if such date were the date originally specified for the final payment or maturity thereof. The Mortgagee shall be entitled to all compensation, awards and other payments resulting from such condemnation and is hereby authorized, at its option, to commence, appear in and prosecute, in it's own, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by Mortgagor to Mortgagee and shall be applied first to the payment of all costs and expenses, up to amounts owed to Mortgagee, including the obligations (including, without limitation, reasonable attorneys' fee and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Mortgagee in connection with any action or proceeding under this Section, and, second, at the option of Mortgagee, either to the payment of the Obligations whether or not due, in such order as Mortgagee may elect, or to the restoration, repair or alteration of the Mortgaged Property. If Mortgagee elects to apply the condemnation awards to the restoration, repair or alteration of the Mortgaged Property, such awards shall be disbursed to Mortgagor as work progresses pursuant to a construction and disbursing agreement in form and content satisfactory to Mortgagee in it's sole discretion, and the Mortgagor shall promptly and diligently, regardless of whether there shall be sufficient condemnation awards therefor, restore, repair and alter the Mortgaged Property in a manner satisfactory to Mortgagee. During the period of restoration, repair and alterations, the Mortgagor shall continue to duly and promptly pay, perform, observe and comply with all of the Obligations. The election by Mortgagee to apply the condemnation awards to the restoration, repair or alteration of the Mortgaged Property shall not affect the lien of this Mortgage or affect or reduce the Obligations. If any restoration, repair or alteration of the Mortgaged Property shall involve an estimated expenditure of more than $10,000.00, same shall not be commenced until plans and specifications therefor, prepared by an architect satisfactory to Mortgagee, have been submitted to and approved by Mortgagee.

4.10         Inspection: Mortgagor shall permit Mortgagee and it's agents to inspect the Mortgaged Property at any time during normal business hours and at all other reasonable times.

4.11         Contest of Tax Assessments, Etc.: After prior written notice to Mortgagee, Mortgagor, at it's own expense, may contest by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of (a) any of the Governmental Requirements referred to herein, or (b) any Imposition; provided that: (i) in the case of any unpaid Imposition, such proceedings shall suspend the collection thereof from Mortgagor and from the Mortgaged Property, (ii) the Mortgaged Property or any part thereof will not be in danger of being sold, forfeited, terminated, cancelled or lost, (iii) the use of the Mortgaged Property or any part thereof for it's present or future intended purpose or purposes will not be interrupted, lost or terminated, (iv) Mortgagor shall have set aside adequate reserves with respect thereto, and (v) Mortgagor shall have furnished such security as may be required in the proceedings or as may be reasonably requested by Mortgagee.

4.12         Expenses:

(A)         Mortgagor shall pay all costs and expenses in connection with the Loan and the preparation, execution and delivery of the Loan Documents, including, but not limited to, fees and disbursements of counsel appointed by Mortgagee, and all recording costs and expenses, documentary stamp tax and intangible tax on the entire amount of funds disbursed under the Loan, and other taxes, surveys, appraisals, premiums for policies of title and other insurance and all other fees, costs and expenses, if any, set forth in the Loan Agreement or otherwise connected with the Loan transaction.

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(B)         Mortgagor shall pay or reimburse Mortgagee for all costs, charges, expenses and reasonable attorneys' fees paid or incurred by Mortgagee pursuant to this Mortgage, including, but not limited to those costs, charges, expenses and fees paid or incurred for the payment of the Impositions, insurance, completion of construction, repairs or in any action, proceeding or dispute of any kind in which Mortgagee is a party because of any Obligation not being duly and promptly performed or being violated, including, but not limited to, the foreclosure or other enforcement of this Mortgage, any condemnation or eminent domain action involving the Mortgage, any condemnation or eminent domain action involving the Mortgaged Property or any part thereof, any action to protect the security hereof, or any proceeding in probate, reorganization, bankruptcy, or forfeiture in rem. All such amounts paid or incurred by Mortgagee, together with interest thereon at the Default Rate from the date incurred by Mortgagee, shall be secured by this Mortgage and shall be due and payable by Mortgagor immediately, whether or not there be notice or demand therefor. In any action directly between Mortgagee and Mortgagor, the prevailing party shall be entitled to reimbursement from the non-prevailing party, of its attorney's fees and costs.

(C)         Any reference in this Mortgage to attorneys' or counsels' fees paid or incurred by Mortgagee shall be deemed to include paralegals' fees and legal assistants' fees. Moreover, wherever provision is made herein for payment of attorneys' or counsels' fees or expenses incurred by the Mortgagee, said provision shall include, but not be limited to such fees or expenses incurred in any and all judicial, bankruptcy, reorganization, administrative, or other proceedings, including appellate proceedings, whether such fees or expenses arise before proceedings are commenced or after entry of a final judgment.

4.13         Books and Records: The Mortgagor shall keep and maintain, at all times, full, true and accurate books of accounts and records, adequate to correctly reflect the results of the operation of the Mortgaged Property. The Mortgagee shall have the right to examine such books and records and to make such copies of extracts therefrom as the Mortgagee shall require.

4.14.        Estoppel Affidavits: Mortgagor, within ten (10) days after written request from Mortgagee, shall furnish a written statement, duly acknowledge, setting forth the unpaid principal balance of, and interest on the Obligations secured by this Mortgage, and whether or not any off-sets or defenses exist thereto.

4.15         Indemnification:

(A)         Mortgagor shall, at its own expense, and does hereby agree to, protect, indemnify, reimburse, defend and hold harmless Mortgagee and its directors, officers, agents, employees, attorneys, successors and assigns from and against any and all liabilities (including strict liability), losses, suits, proceedings, settlements, judgments, orders, penalties, fines, liens, assessments, claims, demands, damages, injuries, obligations, costs, disbursements, expenses or fees, of any kind or nature (including attorneys' fees and expenses paid or incurred in connection therewith) arising out of or by reason of (i) an incorrect legal description of the land; (ii) any action, or inaction of Mortgagee in connection with the Note, this Mortgage, the other Loan Documents or the Mortgaged Property; (iii) the construction of any Improvements; (iv) the use and operation of the Mortgaged Property; (v) any acts or omissions of Mortgagor or any other person at, on, or about the Mortgaged Property regarding the contamination of air, soil, surface waters or groundwaters over, on, or under the Mortgaged Property; (vi) the presence, whether past, present or future, of any Hazardous Substances on, in, or under the Mortgaged Property; or (vii) any past, present of future events, conditions, circumstances, activities, practices, incidents, actions or plans involving the manufacture, processing, distribution, use, transport, handling, treatment, storage, disposal, cleanup, emission, discharge, seepage, spillage, leakage, release or threatened release of any Hazardous Substance on, in, under, or from the Mortgaged Property in connection with Mortgagor's operations on the Mortgaged Property, or otherwise; all of the foregoing regardless of whether within the control of Mortgagee.

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(B)         The indemnifications of this Section shall survive the full payment and performance of the Obligations and the satisfaction of this Mortgage.

4.16         Hazardous Substances:

(A)         Mortgagor shall immediately notify Mortgagee orally and in writing if Mortgagor (i) becomes aware of the presence of any Hazardous Substance or other environmental problem or liability on, in, under, released from or associated with the Mortgaged Property, or (ii) receives any complaint, order, citation, notice or other written or oral communication (collectively an "Environmental Complaint") regarding air emissions, water, discharges or any other environmental, health or safety matter affecting the Mortgaged Property or any part thereof, or the presence of any Hazardous Substance on, in, under, released from or associated with the Mortgaged Property, or any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans involving the manufacture, processing, distribution, use, transport, handling, treatment, storage, disposal, cleanup, emission, discharge, seepage, spillage, leaking, release or threatened release of any Hazardous Substance on, under or from the Mortgaged Property. Mortgagor shall forthwith transmit to Mortgagee copies of any Environmental Complaint.

(B)         Mortgagor shall, at its own cost and expense, take any action necessary or advisable for the cleanup of any Hazardous Substance on, in, under, released from or associated with the Mortgaged Property, including any removal, containment or remedial actions in accordance with all applicable Environmental Laws, and shall pay or cause to be paid all cleanup, administrative, enforcement and other costs, expenses or fines which may be asserted against Mortgagor, Mortgagee, the Mortgaged Property, or any other Person in connection therewith.

(C)         Mortgagee shall have the right but not the obligation, and without any limitation of Mortgagee's other rights under this Mortgage, to enter onto the Mortgaged Property or to take any action as it deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Substance or any Environmental Complaint following receipt of any notice from any Person or Governmental Authority asserting the existence of any Hazardous Substance or an Environmental Complaint pertaining to the Mortgaged Property or any part thereof which, if true, could result in an order, suit, or other action against Mortgagor or Mortgagee which, in the sole opinion of Mortgagee, could jeopardize Mortgagee's security under this Mortgage. All costs and expenses incurred by Mortgagee in the exercise of any such rights shall be secured by this Mortgage and shall be payable by Mortgagor upon demand.

(D)         Mortgagor shall, within thirty (30) days of Mortgagee's written request, cause to be prepared an environmental audit of the mortgaged Property (but only upon an Event of Default or if an Environmental complaint is then outstanding) and, if required by Mortgagee, an environmental risk assessment of the Mortgaged Property including Hazardous Substances waste management practices and Hazardous Substances waste disposal sites thereon. All environmental audits and environmental risk assessments shall be at Mortgagor's expense, shall be performed and prepared by an environmental consultant satisfactory to Mortgagee, and shall otherwise be in form and substance satisfactory to Mortgagee. Should Mortgagor fail to provide such environmental audit or environmental risk assessment within said thirty (30) day period, Mortgagee shall have the right, but not the obligation, to retain an environmental consultant to perform and prepare same. All costs and expenses incurred by Mortgagee in the exercise of such rights shall be secured by this Mortgage and shall be payable by Mortgagor upon demand or charged to Mortgagor's loan balance at the discretion of Mortgagee.

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4.17         Financial Reports, Etc.: Mortgagor shall, at Mortgagor's sole cost and expense, provide Mortgagee with any financial statements, financial reports, appraisals or other documentation with respect to Mortgagor (the Guarantor, if applicable) or the Mortgaged Property which may be required from time to time by any Governmental Authority having regulatory authority over Mortgagee. Such information shall be provided by Mortgagor within thirty (30) days after written request from Mortgagee.

4.18         Performance of Loan Documents: Mortgagor shall duly and punctually perform all covenants, terms and agreements expressed as binding upon it under all of the Loan Documents.

ARTICLE V

NEGATIVE COVENANTS

5.1           Use Violations, Etc.: Mortgagor shall not use the Mortgaged Property or allow the same to be used or occupied for any unlawful purposes or in violation of any Governmental Requirement or restrictive covenant covering, affecting or applying to the ownership, use or occupancy thereof, commit or permit or suffer any act to be done or any condition to exist on the Mortgaged Property or any article to be brought thereon that may be dangerous, or that may in any way increase any ordinary fire or other hazard, unless safeguarded as required by law, or that may, in law, constitute a nuisance, public or private.

5.2           Care of Mortgaged Property:

(A)         Mortgagor shall not commit or permit any waste, impairment or deterioration of the Mortgaged Property, or (except as may be provided for in the Loan Agreement) perform any clearing, grading, filling or excavation of the Mortgaged Property or make or permit to be made to the Mortgaged Property any alterations or additions that would have the effect of materially diminishing the value thereof (in Mortgagee's sole opinion) or take or permit any action that will in any way increase any ordinary fire or other hazard arising out of the construction or operation thereof.

(B)         Mortgagor shall not, without the prior written consent of Mortgagee, remove, demolish or substantially alter, or permit the removal, demolishment or substantial alteration of any Improvements on the Land. In the event such consent is given and if any work to be performed shall involve an estimated expenditure of more than $10,000.00, no such work shall be undertaken until plans and specifications therefor, prepared by an architect satisfactory to Mortgagee, shall have been submitted to and approved by Mortgagee.

(C)         Mortgagor shall not permit any of the fixtures or Personal Property to be demolished or to be removed from the Land without the prior written consent of Mortgagee. In the event such consent is given, the Mortgagee may require that said fixtures or Personal Property be replaced by an article of equal suitability and value owned by Mortgagor, free and clear of any vendor's lien, chattel mortgage or security interest of any kind, except such as may be approved in writing by Mortgagee, and that such replacement article be encumbered by the lien of this Mortgage. Notwithstanding the foregoing, the Mortgagor may remove or demolish any Fixture or Personal Property without first obtaining the Mortgagee's prior written consent provided (i) the value of such article does not exceed in value at the time of disposition thereof, $1,000.00 for any single item, or a total of $15,000.00 in any one year for all such items and (ii) that said article is replaced and subject to the lien of this Mortgage as aforesaid.

5.3.          Other Liens and Mortgages:

(A)         Mortgagor shall not, without the prior written consent of Mortgagee, create or permit to be created or to remain, any mortgage, pledge, construction lien or other lien, conditional sale or other title retention agreement, encumbrance, claim or charge on (whether prior or subordinate to the lien of this Mortgage or the other Loan Documents) the Mortgaged Property or income therefrom, other than this Mortgage, the other Loan Documents and the Permitted Title Exceptions. Any transaction prohibited under this section shall be null and void.

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(B)         Mortgagor shall not, without the prior written consent of Mortgagee, (i) enter into any agreement, either oral or in writing, whereby any permitted Junior Mortgage is modified or amended in any manner whatsoever, (ii) permit the release of any guarantor or modification of any guaranty affecting any permitted Junior Mortgage, or (iii) incur any additional indebtedness secured thereby.

(C)         Mortgagor shall not directly or indirectly take, acquire or permit to be taken or acquired by any other party, any interest whatsoever in any permitted Junior Mortgage without the prior written consent of Mortgagee.

5.4           Transfer of Mortgaged Property: Mortgagor acknowledges that the continuous ownership of the secured premises by the Mortgagor is of a material nature to the transaction and the making of the loan evidenced by the Note and secured by this Mortgage. Therefore, the Mortgagor agrees that in the event of any transfer of all or substantially all of the secured premises, without the written approval of the Mortgagee, howsoever evidenced or occasioned, then, at the option of the Mortgagee, the entire unpaid principal balance under the Note, together with accrued interest shall immediately become due and payable. For purposes hereof if the Mortgagor is a corporation, then a transfer of 49% or more of the issued and outstanding stock of the corporation, other than by devise or operation of law, or in the event of the issuance of additional stock, which, by the nature thereof, changes the respective proportional holdings of the now existing shareholders so that the then major shareholders will be other than the existing major shareholders, either of such events shall be deemed a transfer of the secured premises entitling the Mortgagee to the rights hereinbefore provided for. If the Mortgagor is a partnership or trust, then the transfer of the interest of a general or limited partner or a beneficiary of the trust, other than by devise or operation of law, shall be deemed a transfer of the secured premises entitling the Mortgagee to the rights hereinbefore provided for. In the event that Mortgagor shall, without the prior written consent of Mortgagee, sell, transfer or convey the right to manage or control the operation of the secured premises, then the entire unpaid balance of the Note and all interest shall become immediately due, at the option of the Mortgagee. Should the secured premises at any time be or become subject to the lien of any Mortgage in connection with which payments on account of the indebtedness secured hereby are to be made directly or indirectly by or through the Mortgagee thereunder, regardless of whether or not payment of the indebtedness secured hereby is assumed by such Mortgagee, the whole of the principal sum and interest and other sums hereby secured, at the option of the Mortgagee, shall immediately become due and payable.

5.5           Environmental Contamination/Hazard Substances: Subject to matters disclosed to Mortgagee in writing and acknowledged by Mortgagee prior to the date of this Agreement, Mortgagor and the Mortgaged Property shall at all times remain in full compliance with all Environmental Laws. Mortgagor shall not, nor permit any other person to manufacture, process, distribute, use, transport, handle, treat, store, dispose, emit, discharge, leak, spill or release any Hazardous Substance on, in, under or from the Mortgaged Property.

ARTICLE VI

EVENTS OF DEFAULT

6.1           Events of Default: An "Event of Default" , as used in this Mortgage, shall occur at any time or from time to time:

(A)         Failure to Pay: If any Obligation or any installment thereof is not paid within fifteen (15) days as and when due and payable;

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(B)         Failure to Perform: If any Obligation (other than an Obligation requiring the payment of money or the occurrent of an event described below) is not duly and promptly performed or is violated and such non-performance or violation is not curable, or if curable continues for a period of ten (10) days after written notice thereof from Mortgagee to Mortgagor, provided, however, if such non-performance or violation may not reasonably be cured within such ten (10) day period, an Event of Default shall not be deemed to have occurred so long as same shall be diligently and continuously endeavored to be cured. Notwithstanding the foregoing, it shall be an Event of Default if such non-performance or violation has not been cured within sixty (60) days after notice thereof;

(C)         Judgment: If a final judgment for the payment of money is rendered against Mortgagor or any Guarantor in excess of Fifty Thousand and 00/100 Dollars ($50,000.00) and the same remains unsatisfied or not transferred to bond except for such period of time as execution on the judgment is effectively stayed;

(D)         Voluntary Bankruptcy, Etc.: If Mortgagor or any Guarantor (i) is voluntarily adjudicated a bankrupt or insolvent; (ii) seeks or consents to the appointment of a receiver or trustee for itself or for all or any part of its property, (iii) files a petition seeking relief, including reorganization, arrangement or similar relief, under the present Bankruptcy Code or other similar present or future applicable laws of the United States or any state or any other competent jurisdiction, (iv) makes a general assignment for the benefit of creditors or (v) admits in writing its inability to pay its debts as they mature;

(E)          Involuntary Bankruptcy, Etc.: If a receiver or trustee is appointed for Mortgagor or any Guarantor, for all or any part of their respective properties without their respective consents and such appointment is not vacated within sixty (60) days, or if a petition is filed against Mortgagor or any Guarantor seeking relief, including reorganization, arrangement or similar relief, under the present Bankruptcy Code or other similar present or future applicable laws of the United States or any state or other competent jurisdiction, and such petition is not dismissed within sixth (60) days after the filing thereof;

(F)          Dissolution: If Mortgagor or any Guarantor voluntarily or involuntarily dissolves or liquidates;

(G)          Default by Guarantor: If any Guarantor fails to duly pay or perform any covenant, term, provision, or condition of the Guaranty, or fails to duly pay or perform any and all indebtedness, liabilities and obligations (whether joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, matured or unmatured) of any Guarantor to Mortgagee or to any of Mortgagee's affiliates, whether nor existing or hereafter created or arising or now owned or howsoever hereafter acquired by Mortgagee or b any of Mortgagee's affiliates;

(H)         Foreclosure of Other Liens: If the holder of any mortgage or other lien on the Mortgaged Property, whether a Permitted Title Exception or not (without hereby implying Mortgagee's consent to any such mortgage or other lien) institutes foreclosure or other proceedings for the enforcement of any of its remedies thereunder;

(I)          Default Under Junior Mortgage: If any default or any event of default occurs under any permitted Junior Mortgage, whether or not foreclosure or other proceedings have been instituted thereunder;

(J)         Termination of Guaranty: If any Guarantor delivers to Mortgagee any notice purporting to limit or terminate any Guaranty;

(K)         Other Indebtedness: If any default occurs under any other indebtedness or obligation of Mortgagor and/or Guarantor in favor of Mortgagee;

(L)         Event of Default in Note: If any event of default should occur that is set forth in the Note.

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ARTICLE VII

RIGHTS AND REMEDIES

7.1           Remedies: If an Event of Default shall have occurred, Mortgagee may, at its option, exercise any, some or all of the following remedies, concurrently or consecutively.

(A)         Acceleration: Mortgagee may declare all of the unpaid Obligations, together with all accrued interest thereon, to be due and payable without notice or demand which are hereby expressly waived, and upon such declaration all such Obligations shall immediately become due and payable as fully and to the same effect as if the date of such declaration were the date originally specified for the full payment or maturity thereof.

(B)         Mortgagee's Right to Enter and Take Possession, Operate and Apply Income:

  (i)          Mortgagee may demand that Mortgagor surrender the actual possession of the Mortgaged Property and upon such demand, Mortgagor shall forthwith surrender same to Mortgagee and, to the extent permitted by law, Mortgagee itself, or by such officers or agents as it may appoint, may enter and take possession of all of the Mortgaged Property and may exclude Mortgagor and its agents and employees wholly thereof.

  (ii)         If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after Mortgagee's demand, Mortgagee may obtain a judgment or order conferring on Mortgagee the right to immediate possession or requiring the Mortgagor to deliver immediate possession to Mortgagee, to the entry of which judgment or decree the Mortgagor hereby specifically consents.

  (iii)        Mortgagee may from time to time: (a) continue and complete construction of, hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof; (b) make all reasonably necessary maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional Fixtures and Personal Property; (c) insure or keep the Mortgaged Property insured; (d) exercise all the rights and powers of the Mortgagor in its name or otherwise with respect to the same; and (e) enter into lease or rental agreements with others (including, without limitation, new Leases or amendments, extensions or cancellations to existing leases) all as Mortgagee from time to time may determine in its sole discretion. Mortgagor hereby constitutes and irrevocably appoints Mortgagee its true and lawful attorney-in-fact, which appointment is coupled with an interest, with full power of substitution, and empowers said attorney or attorneys in the name of Mortgagor, but at the option of said attorney-in-fact, to do any and all acts and execute any and all agreements that Mortgagee may deem necessary or proper to implement and perform any and all of the foregoing.

  (iv)        The Mortgagee may, with or without taking possession of the Mortgaged Property as hereinabove provided, collect and receive all the Rents therefrom, including those past due and well as those accruing thereafter, and shall apply the monies so received first to the payment of all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Mortgagee and its agents in connection with the collection of same, whether or not in possession of the Mortgaged Property, and second, in such order as Mortgagee may elect, to the payment of the Obligations.

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(C)          Proceedings to Recover Sums Due:

  (i)          If any installment or part of any Obligation shall fail to be paid when due, Mortgagee shall be entitled to sue for and to recover judgment against the Mortgagor or the amount so due and unpaid together with all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Mortgagee in connection with such proceeding, together with interest thereon, at the Default Rate from the date incurred by Mortgagee. All such costs and expenses shall be secured by this Mortgage and shall be due and payable by Mortgagor immediately.

  (ii)         If Mortgagor shall fail to pay upon the Mortgagee's demand, after acceleration as provided herein, all of the unpaid Obligations, together with all accrued interest thereon, Mortgagee shall be entitled to sue for and to recover judgment against the Mortgagor for the entire amount so due and paid together with all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Mortgagee in connection with such proceeding, together with interest thereon at the Default Rate from the date incurred by Mortgagee. All such costs and expenses shall be secured by this Mortgage and shall be payable by Mortgagor immediately. Mortgagee's right under this Subsection (ii) may be exercised by Mortgagee either before, after or during the pendency of any proceedings for the enforcement of this Mortgage, including appellate proceedings.

(iii)        No recovery of any judgment as provided is Subsections (i) and (ii) above and no attachment or levy of any execution upon any of the Mortgaged Property or any other property shall in any way affect the lien of this Mortgage upon the Mortgage Property or any part thereof, or any lien, rights, powers or remedies of Mortgagee hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before.

(D)         Foreclosure:

  (i)          Mortgagee may institute proceedings for the partial or complete foreclosure of this Mortgage and Mortgagee may, pursuant to any final judgment of foreclosure, sell the Mortgaged Property as an entirety or in separate lots, units or parcels.

  (ii)         In case of a foreclosure sale of all or any part of the Mortgaged Property, the proceeds of sale shall be applied in accordance with the section dealing with application of proceeds hereinafter, and the Mortgagee shall be entitled to seek a deficiency judgment against the Mortgagor to enforce payment of any and all Obligations then remaining due and unpaid, together with interest thereon, and to recover a judgment against the Mortgagor therefor.

  (iii)        The Mortgagee is authorized to foreclose this Mortgage subject to the rights of any tenants of the Mortgaged Property, or Mortgagee may elect which tenants Mortgagee desire to name as parties defendant in such foreclosure and failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by the Mortgagor to be a defense to any proceedings instituted by the Mortgagee to collect the unpaid Obligations or to collect any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property.

(E)          Receiver: Mortgagee may apply to any court of competent jurisdiction to have a receiver appointed to enter upon and take possession of the Mortgaged Property, collect the Rents therefrom and apply the same a the court may direct, such receiver to have all of the rights and powers permitted under the laws of the State of Florida. The right of the appointment of such receiver shall be a matter of strict right without regard to the value or the occupancy of the Mortgaged Property or the solvency or insolvency of Mortgagor. The expenses, including receiver's fees, attorneys' fees, costs and agent's commission incurred pursuant to the powers herein contained, together with interest thereon at the Default Rate, shall be secured hereby and shall be due and payable by Mortgagor immediately without notice of demand. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as pledgee to the possession and control of any cash or deposits at the time held by, payable, or deliverable under the terms of this Mortgage to the Mortgagee, and the Mortgagee shall have the right to offset the unpaid Obligations against any such cash or deposits in such order as Mortgagee may elect.

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(F)          Remedies as to Personal Property: Mortgagee may exercise any and all of its rights and remedies under the Uniform Commercial Code-Secured Transactions as adopted by the State of Florida or other applicable law, as well as all other rights and remedies possessed by Mortgagee, all of which shall be cumulative. Mortgagee is hereby authorized and empowered to enter the Mortgaged Property or other place where the Personal Property may be located without legal process, and to take possession of the Personal Property without notice or demand, which hereby are waived to the maximum extent permitted by the laws of the State of Florida. Upon demand by Mortgagee, Mortgagor shall make the Personal Property available to Mortgagee at a place reasonably convenient to Mortgagee. Mortgagee may sell at one or more public or private sales and for such price as Mortgagee may deem commercially reasonable, any and all of the Personal Property secured by this Mortgage, and any other security or property held by Mortgagee and Mortgagee may be the purchaser of any and all of the Personal Property.

(G)          Other: Mortgagee may institute and maintain any suits and proceedings as the Mortgagee may deem advisable (I) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Mortgage, (ii) to preserve or protect its interest in the Mortgage Property, and (iii) to restrain the enforcement of or compliance with any Governmental Requirement that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such Governmental Requirement might impair the security hereunder or be prejudicial to the Mortgagee's interest.

7.2           Remedies Cumulative and Concurrent: No right, power or remedy of Mortgagee as provided in the Note, this Mortgage, the Guaranty or the other Loan Documents is intended to be exclusive of any other right, power or remedy of Mortgagee, but each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power or remedy available to Mortgagee now or thereafter existing at law or in equity and may be pursued separately, successively or together against Mortgagor, any Guarantor, or any endorser, co-maker, surety or guarantor of the Obligations, or the Mortgage Property or any par thereof, or any one or more of them, at the sole discretion of Mortgagee. The failure of Mortgagee to exercise any such right, power or remedy shall in no event be construed as a waiver or release thereof.

7.3           Waiver, Delay or Omission: No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon, and no delay or omission of Mortgagee to exercise any right, power or remedy shall be construed to waive any such Event of Default or to constitute acquiescence therein.

7.4           Credit or Mortgagee: To the maximum extent permitted by the laws of the State of Florida, upon any sale made under or by virtue of this Article, Mortgagee may bid for and acquire the Mortgaged Property, or any part thereof, and in lieu of paying cash therefor, may apply to the purchase price any portion of or all of the unpaid Obligations in such order as Mortgagee may elect.

7.5           Sale: Any sale or sales made under or by virtue of this Article shall operate to divest all the estate, right, title, interest, claim and demand whatsoever at law or in equity, of the Mortgagor and all Persons, except tenants pursuant to Leases approved by Mortgagee, claiming by, through or under Mortgagor in and to the properties and rights so sold, whether sole to Mortgagee or to others.

7.6           Proofs of Claim: In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, seizure of the Mortgaged Property by any Governmental Authority or other judicial proceedings affecting the Mortgagor, any Guarantor, any endorser, co-maker, surety, or guarantor of the Obligations, or any of their respective properties, the Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have its claim allowed in such proceedings for the entire unpaid Obligation at the date of the institution of such proceedings, and for any additional amounts which may become due and payable after such date.

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7.7           Waiver of Redemption, Notice, Marshalling, Etc.: Mortgagor hereby waives and releases, for itself and anyone claiming through, by or under it, to the maximum extent permitted by the laws of the State of Florida:

(A)        all benefit that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment,

(B)         unless specifically required herein, all notices of default, or Mortgagee's actual exercise of any option or remedy under the Loan Documents, or otherwise, and

(C)         any right to have the Mortgaged Property marshalled.

7.8           Application of Proceeds: The proceeds of any sale of all or any portion of the Mortgaged Property shall be applied by Mortgagee first to the payment of receiver's fees ad expenses, if any, and to the payment of all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Mortgagee, together with interest thereon at the Default Rate from the date so incurred in connection with any entry, action or proceeding under this Article and, second, in such order as Mortgagee may elect, to the payment of the Obligations. Mortgagor shall be and remain liable to Mortgagee to any difference between the net proceeds of sale and the amount of the Obligations until all of the Obligations have been paid in full.

7.9           Discontinuance of Proceedings: If Mortgagee shall have proceeded to enforce any right under any Loan Document and such proceedings shall have been discontinued or abandoned for any reason, then except as may be provided in any written agreement between Mortgagor and Mortgagee providing for the discontinuance or abandonment of such proceedings, Mortgagor and Mortgagee shall be restored to their former positions and the rights, remedies and powers of Mortgagee shall continue as if no such proceedings had been instituted.

7.10         Mortgagee's Actions: Mortgagee may, at any time without notice to any Person and without consideration, do or refrain from doing any and all of the following actions, and neither the Mortgagor, any Guarantor, any endorser, co-maker, surety or guarantor of the Obligations, nor any other Person (hereinafter in this Section collectively referred to as the "Obligor") now or hereafter liable for the payment and performance of the Obligations shall be relieved from the payment and performance thereof, unless specifically released in writing by Mortgagee: (a) renew, extend or modify the terms of the Note, this Mortgage, the Guaranty and the other Loan Documents, or any of them; (b) forbear or extend the time for the payment or performance of any or all of the Obligations; (c) apply payments by any Obligor to the reduction of the unpaid Obligations in such manner, in such amounts, and at such times and in such order and priority as Mortgagee may see fit; (d) release any Obligor; (e) substitute or release in whole or in part the Mortgaged Property or any other collateral or any portion thereof now or hereafter held as security for the Obligations without affecting, disturbing or impairing in any manner whatsoever the validity and priority of the lien of this Mortgage upon the Mortgaged Property which is not released or substituted, or the validity and priority of any security interest of the Mortgagee in such other collateral which is not released or substituted; (f) subordinate the lien of this Mortgage or the lien of any other security interest in any other collateral now or hereafter held as security for the Obligations; (g) join in the execution of a plat or replat of the Land; (h) join in and consent to the filing of a declaration of condominium or declaration of restrictive covenants regarding all or any part of the Land; (I) consent to the granting of any easement on the Land; (I) consent to the granting of any easement on the Land; and (j) generally deal with any Obligor or any other party as Mortgagee may see fee.

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7.11         Remedies in Note: The Mortgagee may also exercise any and all remedies contained in the Note.

ARTICLE VIII

MISCELLANEOUS

8.1           Maximum Rate of Interest: Nothing contained herein, in the Note or in any other Loan Document or in any instrument or transaction related thereto shall be construed or so operate as to require the Mortgagor or any person liable for the payment of the Loan made pursuant to the Note, or liable for the payment of any Obligations, to pay interest, or any charge in the nature of interest, in an amount or at a rate which exceeds the maximum rate of interest allowed by applicable law, as amended from time to time. Should any interest or other charges in the nature of interest received by Mortgagee or paid by the Mortgagor or any parties liable for the payment of the Loan made pursuant to the Note, or liable for the payment of any Obligations, exceed the maximum rate of interest allowed by applicable law, as amended from time to time, then such excess sum shall be credited against the principal balance of the Note or the balance of the other Obligations, as applicable, unless the Mortgagor or such other parties liable for such payments, as applicable, shall notify the Mortgagee, in writing, that the Mortgagor or such other party elects to have such excess sum returned to it forthwith, it being the intent of the parties hereto that under no circumstances shall the Mortgagor or any parties liable for any of the aforesaid payments be required to pay interest in excess of the maximum rate of interest allowed by applicable law, as amended from time to time. The Mortgagee may, in determining the maximum rate of interest allowed under applicable law, as amended from time to time, take advantage of any state or federal law, rule or regulation in effect from time to time which may govern the maximum rate of interest which may be reserved, charged or taken.

8.2           Continuing Agreement: This Mortgage and all of the Mortgagor's representations, warranties and covenants herein, Mortgagee's security interest in the Mortgaged Property and all of the rights, powers and remedies of Mortgagee hereunder shall continue in full force and effect until all of the Obligations have been paid and performed in full; until Mortgagee has no further obligation to make any advances under the Loan; and until Mortgagee, upon the request of the Mortgagor, has executed a satisfaction of mortgage. Furthermore, if for any reason no Obligations are owing, notwithstanding such occurrence, this Mortgage shall remain valid and in full force and effect as to subsequent Obligations, so long as Mortgagee has not executed a satisfaction of mortgage; provided, however, that the indemnifications set forth in Article V of this Mortgage shall survive the satisfaction of this Mortgage.

8.3.          Survival of Warranties and Covenants: The warranties, representations, covenants and agreements set forth in this Mortgage shall survive the making of the Loan and the execution and delivery of the Note, and shall continue in full force and effect until all of the Obligations shall have been paid and performed in full.

8.4           No Representation by Mortgagee: By accepting or approving anything required to be observed, performed or fulfilled, or to be given to Mortgagee, pursuant to this Mortgage or the other Loan Documents, including, but not limited to, any officer's certificate, balance sheet, statement, survey or appraisal, Mortgagee shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Mortgagee.

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8.5           Notice: All notices, demands, requests and other communications required under this Mortgage may be given orally (either in person or by telephone, if confirmed in writing within three (3) days thereafter), by telex, telegram or telecopy or in writing delivered by hand or mail and shall be conclusively deemed to have been received if delivered or attempted to be delivered by United States first class mail, return receipt requested, postage prepaid, addressed to the party for whom it is intended at its address set forth in the introduction to this Mortgage. Any party may designate a change of address by written notice to the other party, received by such other party at least ten (10) days before such change of address is to become effective.

8.6           Mortgagee's Right to Pay and Perform: If Mortgagor shall fail to duly pay or perform any of the Obligations required by this Mortgage, then at any time thereafter without notice to or demand upon Mortgagor, and without waiving or releasing any right, remedy or power of Mortgagee, and without releasing any of the Obligations or any Events of Default, Mortgagee may pay or perform such Obligation for the account of and at the expense of Mortgagor, and shall have the right to enter and to authorize others to enter upon the Mortgaged Property for such purpose and to take all such action thereon and with respective to the Mortgaged Property as may be necessary or appropriate for such purpose. All payments made and all cost and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Mortgagee, together with interest thereon at the Default Rate form the date incurred by Mortgagee shall be secured by this Mortgage and shall be due and payable by Mortgagor immediately, whether or not there be notice, demand, an attempt to collect same, or suit pending.

8.7           Covenants Running with the Land: All covenants contained in this Mortgage shall be binding on the Mortgagor and shall run with the Land.

8.8           Successors and Assigns: All of the terms of this Mortgage shall apply to and be binding up, and inure to the benefit of, the heirs, devisees, personal representatives, successors and assigns of Mortgagor and Mortgagee, respectively, and all persons claiming under or through them.

8.9           Invalidity:

(A)         If any one or more of the provisions contained in this Mortgage is declared or found by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision or portion thereof shall be deemed stricken and severed and the remaining provisions hereof shall continue in full force and effect.

(B)          If any one or more of the Obligations is declared or found by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining Obligations shall continue in full force and effect.

8.10         Modification: No agreement unless in writing and signed by an authorized officer of Mortgagee and no course of dealing between the parties hereto shall be effective to change, waive, terminate, modify, discharge or release in whole or in part any provision of this Mortgage. No waiver of any rights or powers of Mortgagee or consent by it shall be valid unless in writing, signed by an authorized officer of Mortgagee, and then such waiver or consent shall be effective only in the specified instance and for the specific purpose of which given.

8.11         Applicable Law: This Mortgage shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of Florida (excluding the principals thereof governing conflicts of law), and federal law in the event federal law permits a higher rate of interest than Florida law.

8.12         Strict Performance: It is specifically agreed that time is of the essence as to all matters provided for in this Mortgage and that no waiver of any Obligation hereunder or secured hereby shall at any time thereafter be held to be a waiver of the Obligation.

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8.13         Joint and Several Liability: If more than one Person executes this Mortgage, each is and shall be jointly and severally liable hereunder.

8.14         Embargoed Person. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Mortgagor or any partner or other legal or beneficial owner of Mortgagor or such partner (hereinafter referred to as a "Borrower Party") constitute (or will constitute) property of, or are (or will be) beneficially owned, directly or indirectly, by any person or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in any such Borrower Party (whether directly or indirectly) is prohibited by applicable law or the loan made by Mortgagee is in violation of applicable law (“Embargoed Person”); (b) no Embargoed Person has (or will have) any interest of any nature whatsoever in any Borrower Party, with the result that the investment in any such Borrower Party (whether directly or indirectly), is prohibited by applicable law or the loan is in violation of applicable law; and (c) none of the funds of any Borrower Party have been (or will be) derived from any unlawful activity with the result that the investment in any such Borrower Party (whether directly or indirectly), is prohibited by applicable law or the loan is in violation of applicable law. Any violation of the foregoing shall, at Mortgagee's option, constitute an Event of Default hereunder.

8.15         Patriot Act. Mortgagor hereby represents and warrants that each Borrower Party and each and every person affiliated with any Borrower Party has an economic interest in any Borrower Party is: (i) not a “blocked” Person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (as used in this Section only, the “Annex”); (ii) in full compliance with the requirements of the Patriot Act and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (as used in this Section only, “OFAC”); (iii) operated under policies, procedures and practices, if any, that are in compliance with the Patriot Act and available to Mortgagee for Mortgagee’s review and inspection during normal business hours and upon reasonable prior notice; (iv) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) not listed as a Specially Designated Terrorist or as a “blocked” Person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; (vi) not a person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (vii) not owned or controlled by or now acting and or will in the future act for or on behalf of any Person named in the Annex or any other list promulgated under the Patriot Act or any other person who has been determined to be subject to the prohibitions contained in the Patriot Act. Mortgagor covenants and agrees that in the event Mortgagor receives any notice that any Borrower Party (or any of their respective beneficial owners or affiliates) become listed on the Annex or any other list promulgated under the Patriot Act or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Mortgagor shall immediately notify Mortgagee. It shall be an Event of Default hereunder if any Borrower Party or any other party to any Loan Document becomes listed on any list promulgated under the Patriot Act or is indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering. All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001 (collectively referred to in this Section only as the “Patriot Act”) and are incorporated into this Section.

8.16         Exhibits. Exhibit A is incorporated into this Mortgage by this reference.

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8.17         Waiver of Trial by Jury: MORTGAGOR AND MORTGAGEE (BY ACCEPTANCE OF THIS INSTRUMENT) HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS MORTGAGE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE, THE NOTE, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MORTGAGOR AND MORTGAGEE ENTERING INTO THE SUBJECT LOAN TRANSACTION.

IN WITNESS WHEREOF, Mortgagor has executed this instrument as of the date and year first above written.

THIS IS A BALLOON MORTGAGE AND THE FINAL PRINCIPAL PAYMENT OR THE PRINCIPAL BALANCE DUE UPON MATURITY IS $1,000,000.00, TOGETHER WITH ACCRUED INTEREST, IF ANY, AND ALL ADVANCEMENTS MADE BY THE MORTGAGEE UNDER THE TERMS OF THIS MORTGAGE.

NET TALK.COM, INC, a Florida Corporation

__________________________________	By: /s/ Anastasios Kyriakides
Witness Name: ______________________	Anastasios Kyriakides, President

(Corporate Seal)

___________________________________
Witness Name: ______________________

State of Florida
County of Miami-Dade

The foregoing instrument was acknowledged before me this 29 day of November, 2012 by Anastasios Kyriakides, President of NET TALK.COM, INC, a Florida Corporation, on behalf of the corporation. He [_] is personally known to me or [X] has produced a driver's license as identification.

/s/ Michael Lyons
[Notary Seal]	Notary Public

	Printed Name:	Michael Lyons

	My Commission Expires:	October 31, 2013

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EXHIBIT "A"

Lot 12, Block 3, SUNSHINE STATE INDUSTRIAL PARK SECTION ONE, according to the map or plat thereof, as recorded in Plat Book 76, Page 75, of the Public Records of Miami-Dade County, Florida (Folio #34-21140070300)

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